Exhibit 99.1

CONSENT OF WELLS FARGO SECURITIES, LLC

Ready Capital Corporation

1251 Avenue of Americas, 50th Floor

New York, NY 10020

Attention: Board of Directors

RE:	Amendment No. 1 to the Joint Proxy Statement / Prospectus (the “Proxy Statement/Prospectus”) of Broadmark Realty Capital Inc. (“Broadmark”) and Ready Capital Corporation (“Ready Capital”), which forms part of the Registration Statement on Form S-4 of Ready Capital (the “Registration Statement”)

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated February 26, 2023, to the Ready Capital Board of Directors as Annex C to the Proxy Statement/Prospectus which forms part of Amendment No. 1 to the Registration Statement to be filed with the Securities and Exchange Commission on April 18, 2023 and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “Summary—Opinion of Ready Capital’s Financial Advisor”, “The Merger—Background of the Merger”, “The Merger—Recommendation of the Ready Capital Board and Its Reasons for the Merger”, “The Merger—Certain Ready Capital Unaudited Prospective Financial Information”, “The Merger—Certain Broadmark Unaudited Prospective Financial Information”, and “The Merger—Opinion of Ready Capital’s Financial Advisor”.

The foregoing consent applies only to the Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission on April 18, 2023 and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 17, 2023

/s/ Wells Fargo Securities, LLC
WELLS FARGO SECURITIES, LLC